                                                                 Exhibit (g)(13)

                        FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of January 6, 2003 between each entity listed on
Schedule 1 attached hereto (each a "Fund" and collectively, "Funds") and The Bank of New York ("BNY").

                              W I T N E S S E T H:

      WHEREAS, the Fund and BNY have entered into a Custody Agreement (the "Custody Agreement");

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each of its current series listed on
Schedule 1 hereto (the "Series"), as may be amended from time to time, subject to this Agreement;

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein; and

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

      2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

      3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

      4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

      6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto (as amended from time to time) and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

      1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

      3. BNY shall provide to the Board and the Fund's investment adviser at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements (but in no event less frequently than quarterly) written reports notifying the Board and the Fund's investment adviser of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and shall promptly notify the Board and the Fund's investment adviser of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

      1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund and the Fund's investment adviser, as soon as reasonably possible, whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

      2. For purposes of clause (d) of the preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices (but not the custody and settlement practices of any Eligible Foreign Custodian whose custody and settlement practices are not such prevailing practices); (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV.
                                 REPRESENTATIONS

      1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and, to the Fund's knowledge, no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or the Fund's Investment Adviser has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and, to BNY's knowledge, no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System, and (d) BNY is a U.S. Bank as defined in paragraph (a)(7) of the Rule.

                                   ARTICLE V.
                                 CONCERNING BNY

      1. BNY shall not be liable under this Agreement for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

      2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business arising in connection with this Agreement.

      3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
                                  MISCELLANEOUS

      1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258 or at such other place as the Fund may from time to time designate in writing.

      4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

      9. A copy of the Declaration of Trust of the each Fund that is a Massachusetts Business Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

      IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                    By: \s\ Michael J. Roland
                                        --------------------------------

                                    on behalf of each Fund identified on
                                    Schedule 1 hereto

                                    THE BANK OF NEW YORK

                                    By:  \s\ Edward G. McGann
                                         ------------------------------
                                    Title: Edward G. McGann
                                           Vice President

                           FORM OF AMENDED SCHEDULE 1

                                       to

                        FOREIGN CUSTODY MANAGER AGREEMENT

FUND                                                             EFFECTIVE DATE
----                                                             --------------
ING EQUITY TRUST
   ING Convertible Fund                                            June 9, 2003
   ING Disciplined LargeCap Fund                                   June 9, 2003
   ING Equity and Bond Fund                                        June 9, 2003
   ING Financial Services Fund                                     June 9, 2003
   ING Growth Opportunities Fund                                   June 9, 2003
   ING LargeCap Growth Fund                                        June 9, 2003
   ING Large Company Value Fund                                    June 9, 2003
   ING MidCap Opportunities Fund                                   June 9, 2003
   ING MidCap Value Fund                                           June 9, 2003
   ING Principal Protection Fund                                   June 2, 2003
   ING Principal Protection Fund II                                June 2, 2003
   ING Principal Protection Fund III                               June 2, 2003
   ING Principal Protection Fund IV                                June 2, 2003
   ING Principal Protection Fund V                                 June 2, 2003
   ING Principal Protection Fund VI                                June 2, 2003
   ING Principal Protection Fund VII                                May 1, 2003
   ING Principal Protection Fund VIII                             July 10, 2003
   ING Real Estate Fund                                            June 9, 2003
   ING SmallCap Opportunities Fund                                 June 9, 2003
   ING SmallCap Value Fund                                         June 9, 2003
   ING Tax Efficient Equity Fund                                   June 9, 2003

ING FUNDS TRUST
   ING Classic Money Market Fund                                  April 7, 2003
   ING GNMA Income Fund                                           April 7, 2003
   ING High Yield Bond Fund                                       April 7, 2003
   ING High Yield Opportunity Fund                                April 7, 2003
   ING Intermediate Bond Fund                                     April 7, 2003
   ING Lexington Money Market Trust                               April 7, 2003
   ING Money Market Fund                                          April 7, 2003
   ING National Tax-Exempt Bond Fund                              April 7, 2003
   ING Strategic Bond Fund                                        April 7, 2003

ING GET FUND
   ING GET Fund - Series V                                       March 13, 2003

ING INVESTMENT FUNDS, INC.
   ING MagnaCap Fund                                               June 9, 2003

ING INVESTORS TRUST
   ING Alliance Mid Cap Growth Portfolio                        January 6, 2003
   ING Eagle Asset Value Equity Portfolio                       January 6, 2003
   ING UBS U.S. Balanced Portfolio                              January 6, 2003
   ING FMR(SM) Diversified Mid Cap Portfolio                    January 6, 2003
   ING Goldman Sachs Internet Tollkeeper(SM) Portfolio          January 6, 2003
   ING Limited Maturity Bond Portfolio                          January 6, 2003
   ING Liquid Assets Portfolio                                  January 6, 2003
   ING Jennison Equity Opportunities Portfolio                  January 6, 2003
   ING Mercury Focus Value Portfolio                            January 6, 2003
   ING Mercury Fundamental Growth Portfolio                     January 6, 2003
   ING Salomon Brothers All Cap Portfolio                       January 6, 2003
   ING Salomon Brothers Investors Portfolio                     January 6, 2003
   ING AIM Mid Cap Growth Portfolio                             January 6, 2003
   Fund for Life Series                                         January 6, 2003
   ING MFS Mid Cap Growth Portfolio                            January 13, 2003
   ING MFS Research Portfolio                                  January 13, 2003
   ING MFS Total Return Portfolio                              January 13, 2003
   ING T. Rowe Price Capital Appreciation Portfolio            January 13, 2003
   ING Developing World Portfolio                              January 13, 2003
   ING Hard Assets Portfolio                                   January 13, 2003
   ING Capital Guardian Managed Global Portfolio               January 13, 2003
   ING International Portfolio                                 January 13, 2003
   ING JPMorgan Fleming International Enhanced EAFE            January 13, 2003
   Portfolio
   ING Marsico Growth Portfolio                                January 13, 2003
   ING Janus Growth and Income Portfolio                       January 13, 2003
   ING Janus Special Equity Portfolio                          January 13, 2003
   ING PIMCO Core Bond Portfolio                               January 13, 2003
   ING Van Kampen Global Franchise Portfolio                   January 13, 2003
   ING T. Rowe Price Equity Income Portfolio                   January 13, 2003
   ING Capital Guardian Large Cap Value Portfolio              January 13, 2003
   ING Capital Guardian Small Cap Portfolio                    January 13, 2003
   ING JPMorgan Fleming Small Cap Equity Portfolio             January 13, 2003
   ING Van Kampen Real Estate Portfolio                        January 13, 2003
   ING Van Kampen Growth and Income Portfolio                  January 13, 2003

ING MAYFLOWER TRUST
   ING Growth + Value Fund                                         June 9, 2003

ING MUTUAL FUNDS
   ING Foreign Fund                                                July 1, 2003
   ING Global Equity Dividend Fund*                           September 2, 2003

ING VARIABLE INSURANCE TRUST
   ING GET U.S. Core Portfolio - Series 1                         June 13, 2003

ING SERIES FUND, INC.
   Brokerage Cash Reserves                                         June 2, 2003
   ING Aeltus Money Market Fund                                    June 2, 2003
   ING Balanced Fund                                               June 2, 2003
   ING Bond Fund                                                   June 2, 2003
   ING Classic Principal Protection Fund                           June 2, 2003
   ING Classic Principal Protection Fund II                        June 2, 2003
   ING Classic Principal Protection Fund III                       June 2, 2003
   ING Classic Principal Protection Fund IV                        June 2, 2003
   ING Government Fund                                             June 2, 2003
   ING Growth Fund                                                 June 9, 2003
   ING Growth & Income Fund                                        June 9, 2003
   ING Index Plus LargeCap Fund                                    June 9, 2003
   ING Index Plus MidCap Fund                                      June 9, 2003
   ING Index Plus Protection Fund                                  June 2, 2003
   ING Index Plus SmallCap Fund                                    June 9, 2003
   ING Small Company Fund                                          June 9, 2003
   ING Strategic Allocation Balanced Fund                          June 2, 2003
   ING Strategic Allocation Growth Fund                            June 2, 2003
   ING Strategic Allocation Income Fund                            June 2, 2003
   ING Technology Fund                                             June 2, 2003
   ING Value Opportunity Fund                                      June 9, 2003

* This Amended Schedule 1 will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                               AMENDED SCHEDULE 2

                               SPECIFIED COUNTRIES

COUNTRY              EFFECTIVE DATE
-------              --------------
Argentina            January 6, 2003
Australia            January 6, 2003
Austria              January 6, 2003
Bahrain              January 6, 2003
Bangladesh           January 6, 2003
Belgium              January 6, 2003
Bermuda              January 6, 2003
Bolivia              January 6, 2003
Botswana             January 6, 2003
Brazil               January 6, 2003
Bulgaria             January 6, 2003
Canada               January 6, 2003
Cayman Islands       May 12, 2003
Chile                January 6, 2003
China                January 6, 2003
Colombia             January 6, 2003
Costa Rica           January 6, 2003
Croatia              January 6, 2003
Cyprus               January 6, 2003
Czech Republic       January 6, 2003
Denmark              January 6, 2003
Ecuador              January 6, 2003
Egypt                January 6, 2003
Estonia              January 6, 2003
Finland              January 6, 2003
France               January 6, 2003
Germany              January 6, 2003
Ghana                January 6, 2003
Greece               January 6, 2003
Hong Kong            January 6, 2003
Hungary              January 6, 2003
Iceland              May 12, 2003
India                January 6, 2003
Indonesia            January 6, 2003
Ireland              January 6, 2003
Israel               January 6, 2003
Italy                January 6, 2003
Ivory Coast          January 6, 2003
Jamaica              May 12, 2003
Japan                January 6, 2003
Jordan               January 6, 2003
Kenya                January 6, 2003
Lithuania            January 6, 2003
Luxembourg           January 6, 2003
Malaysia             January 6, 2003
Mauritius            January 6, 2003
Mexico               January 6, 2003
Morocco              January 6, 2003
Namibia              January 6, 2003
Netherlands          January 6, 2003
New Zealand          January 6, 2003
Nigeria              January 6, 2003
Norway               January 6, 2003
Oman                 January 6, 2003
Pakistan             January 6, 2003
Palestine            May 12, 2003
Panama               January 6, 2003
Peru                 January 6, 2003
Philippines          January 6, 2003
Poland               January 6, 2003
Portugal             January 6, 2003
Romania              January 6, 2003
Russia               January 6, 2003
Singapore            January 6, 2003
Slovakia             January 6, 2003
Slovenia             January 6, 2003
South Africa         January 6, 2003
South Korea          January 6, 2003
Spain                January 6, 2003
Sri Lanka            January 6, 2003
Swaziland            January 6, 2003
Sweden               January 6, 2003
Switzerland          January 6, 2003
Taiwan               January 6, 2003
Thailand             January 6, 2003
Transnational        January 6, 2003
Turkey               January 6, 2003
Ukraine              January 6, 2003

United Kingdom       January 6, 2003
Uruguay              January 6, 2003
Venezuela            January 6, 2003
Vietnam              May 12, 2003
Zambia               January 6, 2003
Zimbabwe             January 6, 2003